UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): September 4, 2007
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 4, 2007, Terremark Worldwide, Inc. (the “Company”), pursuant to that certain Real Estate Purchase Agreement, dated as of March 9, 2007 (as amended from time to time, the “Purchase Agreement”), by and between certain Sellers party thereto (the “Sellers”) and NAP of the Americas/West, Inc., a Florida corporation and subsidiary of the Company (“NAP of the Americas”), consummated the acquisition of two parcels of real property (the “Real Property”) consisting of two buildings commonly known as 2970 and 3000 Corvin Drive in Santa Clara, California. The Real Property was acquired by NAP of the Americas for an aggregate purchase price equal to $12,250,000. In connection with the acquisition of the Real Property, the Company obtained, pursuant to that certain Lease Termination Agreement, dated as of July 2, 2007 (the “Lease Termination Agreement”), the simultaneous termination of the only lease affecting the Real Property in consideration for approximately $2,550,000 (the “Termination Fee”), which amount was paid to NAP of the Americas by the lessee under the lease. The $2,550,000 Termination Fee was paid by such lessee by a combination of the payment of an $850,000 cash payment and the issuance by the lessee to NAP of the Americas of a $1,700,000 promissory note secured by a letter of credit of the same amount. NAP of the Americas applied the $2,550,000 lease termination fee toward the purchase price for the Real Property and assigned both the note and the letter of credit to the Sellers and satisfied the remaining portion of the purchase price under the Purchase Agreement with cash. The Purchase Agreement also provided that NAP of the Americas would receive a credit against the purchase price for all rent paid by the lessee from May 2, 2007 though the closing under the Purchase Agreement, which resulted in a credit equal to approximately $300,000. Other than the transactions contemplated herein, there is no material relationship between the Company or NAP of the Americas, on the one hand, and either of the Sellers or the lessee, on the other hand.
     The foregoing summary of the Purchase Agreement and the Lease Termination Agreement is not complete and is qualified in its entirety by reference to the agreements, which are attached hereto as Exhibits 10.69 and 10.70, respectively, and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     See Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired
               Not applicable.
(b)	Pro Forma Financial Information
               Not applicable.
(c)	Shell Company Transactions
               Not applicable.
(d)	Exhibits

Exhibit
Number	Description

10.69
Real Estate Purchase Agreement, dated as of March 9, 2007, by and between Sellers and NAP of the Americas (as amended by that certain First Amendment, dated April 13, 2007, that certain Second Amendment, dated April 30, 2007, that certain Third Amendment, dated May 14, 2007, and that certain Fourth Amendment, dated July 2, 2007, which amendments are attached to the Purchase Agreement).

10.70	Lease Termination Agreement, dated as of July 2, 2007, by and between NAP of the Americas/West, Inc. and Equant, Inc., as lessee and successor-in-interest to Global One Communications L.L.C.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: September 10, 2007	By:	/s/ Jose Segrera
		Name:	Jose Segrera
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.69
Real Estate Purchase Agreement, dated as of March 9, 2007, by and between Sellers and NAP of the Americas (as amended by that certain First Amendment, dated April 13, 2007, that certain Second Amendment, dated April 30, 2007, that certain Third Amendment, dated May 14, 2007, and that certain Fourth Amendment, dated July 2, 2007, which amendments are attached to the Purchase Agreement).

10.70	Lease Termination Agreement, dated as of July 2, 2007, by and between NAP of the Americas/West, Inc. and Equant, Inc., as lessee and successor-in-interest to Global One Communications L.L.C.

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